EXHIBIT G-1
FORM OF PLEDGE AND SECURITY AGREEMENT

SENIOR SECURED DEBTOR-IN-POSSESSION PLEDGE AND SECURITY AGREEMENT
BETWEEN
GEOKINETICS HOLDINGS USA, INC., as Company and as a Grantor
GEOKINETICS INC., as Parent and as a Grantor,
THE OTHER GRANTORS PARTY HERETO
AND
CANTOR FITZGERALD SECURITIES, as Collateral Agent

Dated as of March [__], 2013

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4.10	Federal, State or Municipal Claims	22
4.11	Intentionally Omitted	22
4.12	Insurance	22
4.13	Intentionally Omitted	22
4.14	Intentionally Omitted	22
4.15	Change of Name or Location; Change of Fiscal Year	22
4.16	Assigned Contracts	23

ARTICLE V REMEDIES		23

5.1	Remedies	23
5.2	Grantor's Obligations Upon an Event of Default	25
5.3	Grant of Intellectual Property License	26
5.4	Waiver of Notice and Claims	26
5.5	Certain Sales of Collateral	26
5.6	No Waiver; Cumulative Remedies	27

ARTICLE VI ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY		27

6.1	Account Verification	27
6.2	Authorization for Secured Party to Take Certain Action	27
6.3	Proxy	28
6.4	Nature of Appointment; Limitation of Duty	28

ARTICLE VII APPLICATION OF PROCEEDS		29

ARTICLE VIII GENERAL PROVISIONS		29

8.1	Waivers	29
8.2	Limitation on Collateral Agent's and Secured Parties' Duty with Respect to the Collateral	303
8.3	Compromises and Collection of Collateral	30
8.4	Secured Party Performance of Debtor Obligations	31
8.5	Specific Performance of Certain Covenants	31
8.6	Dispositions Not Authorized	31
8.7	No Waiver; Amendments; Cumulative Remedies	31
8.8	Limitation by Law; Severability of Provisions	31
8.9	Indemnification; Expenses	31
8.10	Reinstatement	32
8.11	Benefit of Agreement	32
8.12	Survival of Representations	32
8.13	Taxes and Grantor Expenses	32
8.14	Headings	33
8.15	Termination; Release	33
8.16	Continuing Security Interest Assignment	33
8.17	Entire Agreement	33

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8.18	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	33
8.19	No Credit for Payment of Taxes or Imposition	33
8.20	No Release	33
8.21	Obligations Absolute	34
8.22	Counterparts	34

ARTICLE IX NOTICES		34

SCHEDULES
Schedule A	Exact Names, Jurisdictions, Locations, Etc.
Schedule B	Deposit Accounts
Schedule C	Letter of Credit Rights and Chattel Paper
Schedule D	Intellectual Property
Schedule E	Property
Schedule F	Location of Fixtures
Schedule G	Pledged Collateral
Schedule H	Commercial Tort Claims
Schedule I	Options, Warrants, Calls or Commitments on Pledged Collateral
Schedule J	Contracts
Schedule K	Permitted Encumbrances
Schedule L	Leases

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SENIOR SECURED DEBTOR-IN-POSSESSION
PLEDGE AND SECURITY AGREEMENT
THIS SENIOR SECURED DEBTOR-IN-POSSESSION PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented, modified and/or replaced from time to time, the “Security Agreement”) is entered into as of March [__], 2013 by and among Geokinetics Holdings USA, Inc., a Delaware corporation (the “Company” or “Borrower”), Geokinetics Inc., a Delaware corporation (“Parent”), the other Guarantors listed on the signature pages hereof (collectively with the Company and Parent, the “Grantors” and each individually, a “Grantor”), and Cantor Fitzgerald Securities, in its capacity as collateral agent (together with any successor collateral agent, the “Collateral Agent”) on behalf of the Secured Parties (as defined in the Credit Agreement as hereinafter defined).
PRELIMINARY STATEMENT
A.    The Borrower has requested that the Lenders provide it with a senior secured debtor in possession term loan facility (the “DIP Facility”) and the Lenders are willing to provide such DIP Facility to the Borrower on the terms and subject to the conditions set forth in that certain Senior Secured Debtor-In-Possession Credit Agreement, dated as of even date hereof by and between the Administrative Agent, Collateral Agent, the Borrower, the Parent and each Lender from time to time party thereto (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”).
B.    As a condition to the Lenders providing such DIP Facility, the Lenders required (x) each Grantor (other than the Borrower) to unconditionally guarantee all of the Obligations (as hereinafter defined) pursuant to a guarantee, dated the date hereof from the Grantors to the Collateral Agent (such guarantee, the “Guarantee” and such guaranteed obligations, the "Guaranteed Obligations") and (y) each of the Grantors to execute and deliver this Security Agreement to secure the Obligations and Guaranteed Obligations.
C.    It is a condition precedent to the making of Loans under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to secure the Obligations.
ACCORDINGLY, in consideration of the foregoing premises and to induce the Lenders to enter into the Credit Agreement and to make extensions of credit to the Borrower thereunder, each Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

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ARCTICLE I
DEFINITIONS AND INTERPRETATION

1.1    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.2    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC.
1.3    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Assigned Contracts” means, collectively, all of the Grantors' rights and remedies under, and all moneys and claims for money due or to become due to any Grantor under those contracts set forth on Schedule J hereto and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.
“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Claims” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral.
“Collateral” shall have the meaning set forth in Article II.
“Commercial Tort Claims” means “commercial tort claims” as set forth in Article 9 of the UCC and shall include, without limitation, the existing commercial tort claims of each Grantor set forth in Schedule H attached hereto.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyrights” means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof; whether registered or unregistered and whether published or unpublished), rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications, including those listed on Schedule D, in each case, whether now owned or hereafter created or acquired by or assigned to such Person; (b) all renewals. reissues, continuations and extensions of any of the foregoing; (c) rights and privileges arising under applicable law

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with respect to such Person’s use of such copyrights; (d) all income, royalties, fees, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (e) the right to sue for past, present, and future infringements of any of the foregoing; and (f) all rights corresponding to any of the foregoing throughout the world.
“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Documents” shall have the meaning set forth in Article 9 of the UCC.
“Encumbered Property” means, collectively:
(a)    all of the Grantors’ right, title and interest in and to the parcels of land owned by such Grantors (collectively, the “Land”), together with any after-acquired estate of the Grantors in the Land, and together with all rights appurtenant thereto, including without limitation, all strips and gores within or adjoining the Land, all estate, right, title, interest, claim or demand of the Grantors in the streets, roads, sidewalks, alleys and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all easements over adjoining land granted by any easement agreements, covenants or restrictive agreements, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights and water rights applications (whether riparian, littoral, appropriative or otherwise, and whether or not appurtenant), all pumps, pumping plants, pipes, flumes and ditches thereunto appertaining, all rights and ditches for irrigation, all utility rights, sewer rights, and shares of stock evidencing the same, all oil, gas and other minerals and mineral substances (which term shall include all gypsum, anhydrite, coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land, all mineral, mining, gravel, oil, gas, hydrocarbon rights and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of the Grantors, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (the Land and all of the foregoing being sometimes referred to herein collectively as the “Real Estate”);
(b)    all of the Grantors’ right, title and interest in and to all buildings, improvements, fixtures and other structures or improvements of any kind now or hereafter erected or located upon the Land, including, but not limited to, all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements, together in each case with and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by the Grantors or in which the Grantors have or shall acquire an interest, to the extent of the Grantors’ interest therein, now or hereafter erected or located upon the Land (collectively, the “Improvements” and, together with the Real Estate the “Premises”);

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(c)    all of the Grantors’ right, title and interest in and to the following (collectively, the “Personal Property”):
(i)    all personal property and fixtures of every kind and nature whatsoever which are now or hereafter located on, attached to, incorporated in (regardless of where located) or affixed to the Premises or the Improvements or used or useful in connection with the ownership, construction, maintenance, repair, reconstruction, alteration, addition, improvement, operation, mining, use or occupancy of the Premises or the Improvements, including, without limitation, all goods, inventory, construction materials, equipment, mining equipment, tools, tooling, furniture, furnishings, fittings, fixtures, supplies, computers and computer programs, carpeting, draperies, blinds, window treatments, racking and shelving systems, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, elevators, escalators, appliances, stoves, ranges, refrigerators, vacuum, window washing and other cleaning and building service systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, cables, antennae, pipes, ducts, conduits, machinery, apparatus, motors, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, garbage systems and pest control systems and all of Grantors’ present and future “goods”, “equipment” and “fixtures” (as such terms are defined in the UCC) and other personal property, including without limitation any such personal property and fixtures which are leased, but expressly excluding any such leased personal property and fixtures whose further encumbrance is prohibited under the terms of its underlying lease, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto; and
(ii)    all general intangibles now owned or hereafter acquired by the Grantors and relating to the design, development, operation, management and use of the Premises or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, logos, symbols, books, records, chattel paper, claims, deposits, accounts, escrows and other rights relating to the name and style under which the Premises and the Improvements are operated;
(d)    all approvals, authorizations, building permits, certificates of occupancy, zoning variances, use permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals, air pollution permits and other authorizations to construct and to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of the Grantors, that relate to or concern in any way the Premises or the Improvements and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor), all rights under and pursuant to all construction, service, engineering, consulting, management, access, supply, leasing, architectural and other similar contracts relating in any way to the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all rights under all purchase agreements, sales agreements, option contracts, land contracts and contracts for the sale of oil, gas and other minerals or any of them, that relate to or concern in any way the Premises or the Improvements, all abstracts of title, architectural, engineering or construction drawings, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (collectively, the “Permits, Plans and Contracts”);

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(e)    the Grantors’ interest in and rights under all leases, occupancy agreements or licenses (under which the Grantors are landlord or licensor) and subleases (under which the Grantors are sublandlord), concession, franchise, management, mineral or other agreements relating to the use or occupancy of the Premises or the Improvements or any part thereof for any purpose, or the extraction or taking of any gas, oil, water or other minerals from the Premises, whether now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises or the Improvements), and all guaranties thereof and all amendments, modifications, supplements, extensions or renewals thereof (collectively, the “Leases”), and all rents, issues, profits, revenues, charges, fees, receipts, royalties, proceeds from the sale of oil, gas and/or other minerals (whether gaseous, liquid or hard minerals, whether similar or dissimilar to those named and whether associated with the surface or mineral estate), accounts receivable, cash or security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, and other benefits now or hereafter derived from any portion of the Premises or the Improvements or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises or the Improvements and all claims as a creditor in connection with any of the foregoing) and all payments of a similar nature, now or hereafter, including during any period of redemption, derived from the Premises or the Improvements or any other portion of the Encumbered Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively, the “Rents”);
(f)    all of the Grantors’ right, title and interest in and to all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Security Agreement;
(g)    all of the Grantors’ right, title and interest in and to all insurance policies and the proceeds thereof, now or hereafter in effect with respect to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all awards made for any taking of or damage to all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof for any injury to or decrease in the value thereof for any reason;
(h)    all of the Grantors’ right, title and interest in and to the following to the extent contemplated by the Credit Agreement and subject to any conditions set forth therein:

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(i)    all right, in the name and on behalf of the Grantors, to appear in and defend any action or proceeding brought with respect to all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, and to commence any action or proceeding to protect the interest of the Grantors in all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts;
(ii)    all right and power to encumber further all or any of the Premises, Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts, or any part thereof;
(iii)    all rights, titles, interests, estates or other claims, both in law and in equity, which the Grantors now have or may hereafter acquire in any of the Premises, the Improvements, the Personal Property, the Leases, the Rents or the Permits, Plans and Contracts, or in and to any greater estate in all or any of the Premises, the Improvements, the Personal Property, the Leases, the Rents and the Permits, Plans and Contracts; and
(iv)    all property hereafter acquired or constructed by the Grantors of the type described above, in each case, if and to the extent the same is located on, used in connection with or otherwise directly relates to the Premises, which shall forthwith, upon acquisition or construction thereof by the Grantors and without any act or deed by any party, become subject to the lien and security interest of this Security Agreement as if such property were now owned by the Grantors and were specifically described in this Security Agreement and were specifically conveyed or encumbered hereby; and
(i)    all accessions, additions or attachments to, and proceeds or products of, any of the foregoing.
“Equipment” shall have the meaning set forth in Article 9 of the UCC.
“Event of Default” shall have the meaning set forth in the Credit Agreement.
“Excluded Property” shall have the meaning set forth in Article II.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in Article 9 of the UCC, of such Grantor and, in any event, shall include (i) all of such Grantor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge,

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records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Grantor pertaining to operations now or hereafter conducted by such Grantor or any of the Collateral and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral and claims for tax or other refunds against any Governmental Authority relating to any Collateral.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Improvements” shall have the meaning set forth in definition of Encumbered Property.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Intellectual Property” means any and all Patents, Copyrights, Trademarks (including the goodwill associated with such Trademarks), trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.
“Intellectual Property Licenses” means (i) any licenses in Intellectual Property owned or controlled by any Grantor provided to any third party, including the license agreements listed on Schedule D, and (ii) any licenses in Intellectual Property owned by any third party provided to any Grantor, including the license agreements listed on Schedule D, in each case, together with any and all (A) renewals, extensions, supplements and continuations thereof, (B) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (C) rights to sue for past, present and future infringements or violations thereof and (D) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“Land” shall have the meaning set forth in definition of Encumbered Property.
“Leases” shall have the meaning set forth in definition of Encumbered Property.
“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Obligations” shall have the meaning set forth in the Credit Agreement and, for the avoidance of doubt, shall include, without limitation, the Guaranteed Obligations.
“Patents” means, with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents issued, owned, acquired, pending or assigned to and all patent applications and registrations made by such Person (whether established or registered or recorded in the United States, any state of the United States or any other country), including those listed on Schedule D; (b) all inventions and improvements described and claimed therein; (c) rights and privileges arising under applicable law with respect to such Person’s use of any patents; (d) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (e) all income, fees, royalties, damages, claims, and payments now or

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hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.
“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.
“Permitted Encumbrances” shall have the meaning set forth in Section 3.1.
“Personal Property” shall have the meaning set forth in definition of Encumbered Property.
“Premises” shall have the meaning set forth in definition of Encumbered Property.
“Real Estate” shall have the meaning set forth in definition of Encumbered Property.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Schedule” refers to a specific schedule to this Security Agreement, unless another document is specifically referenced.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Securities Account” has the meaning set forth in Article 8 of the UCC.
“Security” has the meaning set forth in Article 8 of the UCC.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.
“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
“Trademarks” means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles, slogans, logos, certification marks, uniform resource locations (URL’s), domain names, corporate names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States, any state of the United States or any other country), including those listed on Schedule D, and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) rights and privileges arising under applicable law with respect to such Person’s use of any trademarks; (d) all renewals, reissues, continuations and extensions of the foregoing; (e) all income, fees, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims

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and demands for royalties owing; and (g) all rights corresponding to any of the foregoing throughout the world.
“UCC” means the Uniform Commercial Code of the State of New York as in effect from time to time; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.4    Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Security Agreement.
1.5    Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
1.6    ORDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECURITY AGREEMENT, THIS SECURITY AGREEMENT, AND THE RIGHTS, DUTIES, PRIVILEGES AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PERFECTION AND PRIORITY OF THE COLLATERAL, SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THE ORDERS (AS DEFINED IN THE CREDIT AGREEMENT), INCLUDING, WITHOUT LIMITATION, THE PRIORITY OF THE LIENS ON THE COLLATERAL SECURING THE OBLIGATIONS UNDER THE EXISTING CREDIT DOCUMENTS AND THE LIENS ON THE COLLATERAL SECURING OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT), AND THE RIGHTS OF THE RELEVANT PARTIES WITH RESPECT THERETO.
ARTICLE II
GRANT OF SECURITY INTEREST
To secure the prompt and complete payment and performance of the Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all real and personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including, without limitation:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

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(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts and all Securities Accounts;

(xv)	all Commercial Tort Claims described on Schedule H hereto or notice of which is given pursuant to Section 4.8;

(xvi)	all Assigned Contracts;

(xvii)	after the entry of the Final Order and solely to the extent provided therein, all Avoidance Actions;

(xviii)	the Encumbered Property; and

(xix)
to the extent not covered by clauses (i) through (xviii) above, all other real and personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing assets referenced in clauses (i) through (xviii) and all accessions to, substitutions for and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of Stock Rights, insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to the any of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

Notwithstanding the foregoing, and with respect to the grant of security interests and liens hereunder only, the term “Collateral” shall not include, and the Grantors shall not be deemed to have granted a security interest in (collectively, “Excluded Property”) (i) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) to the extent, but only to the extent, that a grant of a security interest therein constitutes or results in the abandonment, invalidation or

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unenforceability of any right, title or interest of the applicable Grantor in such property and then only to the extent that any law, rule or regulation or contractual provision giving rise to such abandonment, invalidation or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law, including without limitation, any bankruptcy or insolvency law, or principles of equity, (ii) any license or permit from any Governmental Authority or any of the Grantors' rights or interests in any contract or agreement to which any such Grantor is a party, in each case, to the extent, but only to the extent, that the terms of any such license, permit, contract or agreement expressly prohibit the granting of a lien or an assignment by such Grantor with respect to such license, permit, contract or agreement and then only to the extent that (A) any necessary consent to such grant or assignment shall have not been obtained and (B) the terms of any such license, permit, contract or agreement are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law, including without limitation, any bankruptcy or insolvency law, or principles of equity, or by the Orders and (iii) any of its issued and outstanding Equity Interests with respect to any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of U.S. federal income tax law entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) which are in excess of 66% (or such greater percentage that (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or (B) could not reasonably be expected to cause any material adverse tax consequences) of the total issued and outstanding Equity Interests of such Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)); provided, however, that (x) immediately and automatically upon the ineffectiveness, lapse, cessation or termination of any provision of any contract, agreement, indenture, permit, license, any law or any condition or circumstance, the existence of which caused any asset or property to constitute “Excluded Property” hereunder (including, without limitation, as the result of the commencement of the Cases (as defined in the Credit Agreement) or the Orders), such asset or property shall no longer constitute “Excluded Property” hereunder and the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in and lien on, all such Grantor's rights and interests in such asset or property as if such provision, law, condition or circumstance had never been in effect, (y) “Excluded Property” shall in no event include, and the Grantors shall be deemed to have granted to the Collateral Agent a security interest in and lien on, any Account, account receivable, money or other amounts due or to become due to the Grantors under any license, permit, contract or agreement referred to in clause (ii) above and (z) “Excluded Property” shall in no event include, and the Grantors shall be deemed to have granted to the Collateral Agent a security interest in and lien on, any and all Proceeds from the sale or other disposition of Excluded Property.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Secured Parties on the Effective Date and on each Borrowing Date, that the following statements are true and correct in all material respects as of such date other than to the extent such representation or warranty specifically relate to an earlier date (in which case such representation or warranty shall be true and correct in all material respects as of such earlier date):
3.1    Title, Perfection and Priority. Such Grantor owns and, as to Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens or claims of others other than (x) in the case of the Encumbered Property, the exceptions and encumbrances set forth on Schedule K hereto (the “Permitted Encumbrances”) and (y) in the case of all other Collateral, Liens permitted under Section 7.01 of the Credit Agreement. The security interest

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in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes a valid, enforceable and perfected security interest having the priority specified in the Orders.
3.2    Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Schedule A.
3.3    Principal Location. As of the Effective Date, such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule A; as of the Effective Date, such Grantor has no other places of business except those set forth in Schedule A.
3.4    Collateral Locations. All of such Grantor's locations where Collateral is located as of the Effective Date are listed on Schedule A (other than Inventory and Equipment in transit or out for repair). All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Schedule A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Schedule A.
3.5    Deposit Accounts and Securities Accounts. All of such Grantor's Deposit Accounts and Securities Accounts are listed on Schedule B.
3.6    Exact Names. Such Grantor's name in which it has executed this Security Agreement is the exact name as it appears in such Grantor's organizational documents, as amended and in effect on the date hereof and on each date on which the representations and warranties are remade, as filed with such Grantor's jurisdiction of organization. Except as disclosed in Schedule A, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.
3.7    Letter-of-Credit Rights and Chattel Paper. Schedule C lists all Letter-of-Credit Rights of such Grantor having a value in excess of $100,000 as of the Effective Date and all Chattel Paper of such Grantor having a value in excess of $50,000 as of the Effective Date. As of the Effective Date, the aggregate value of all Letter-of-Credit Rights of all Grantors does not exceed $250,000 and the aggregate value of all Chattel Paper of all Grantors does not exceed $250,000.
3.8    Accounts and Chattel Paper.
(a)    The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.
(b)    With respect to its Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper (other than judgments, Instruments and Chattel Paper which, when added to all judgments, Instruments and Chattel Paper of all other Grantors, do not have an aggregate value for all such judgments, Instruments and Chattel Paper in excess of $250,000); (ii) there are no setoffs, claims or disputes existing or asserted in writing with respect thereto and such Grantor has not

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made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom, except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment or other discounts or allowances which, when added to all such discounts and allowances of all other Grantors, do not exceed $250,000 in the aggregate during any twelve consecutive month period; (iii) to such Grantor's Knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, and statements, except for reductions in an amount, which when added to all such reductions of all other Grantors, do not exceed $250,000 in the aggregate; (iv) such Grantor has not received any notice of proceedings or actions which are threatened in writing or pending against any Person which is the Account Debtor with respect to any material portion of such Grantor's Accounts which might result in any adverse change in such Account Debtor's financial condition; and (v) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.
(c)    In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and to such Grantor's knowledge are not in any way contingent; and (ii) to such Grantor's knowledge, all Account Debtors have the capacity to contract.
3.9    Inventory and Equipment. Such Grantor has exclusive possession and control of the Equipment and Inventory other than Equipment and Inventory out for repair, in transit, on consignment or in the possession of lessees in the ordinary course of business, or stored at any leased premises or warehouse or with any bailee. With respect to any of its Inventory, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor's locations set forth on Schedule A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under 7.01 of the Credit Agreement, (d) such Inventory is of good and merchantable quality, for its intended use, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person (other than waivers or consents of landlords and bailees to the extent necessary to provide the Collateral Agent with access to the premises where such Inventory is located) and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
3.10    Intellectual Property.
(a)    As of the Effective Date, Schedule D hereto provides a complete and correct list of all (i) registered Copyrights and applications for registration of Copyrights that are owned by any Grantor in the United States, and to such Grantor's Knowledge, in all other jurisdictions worldwide; (ii) material Intellectual Property Licenses entered into by any Grantor (other than licenses for commercially available off-the-shelf software which have been licensed to a Grantor pursuant to an end-user license) in which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to a third party or (B) any third party has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by the third party that is material to the business of such Grantor;

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(iii) Patents and applications for Patents owned by any Grantor in the United States, and to such Grantor's Knowledge, in all other jurisdictions worldwide; and (iv) registered Trademarks and applications for registration of Trademarks that are owned by any Grantor in the United States, and to the Grantor's Knowledge, in all other jurisdictions worldwide.
(b)    As of the Effective Date:
(i)    Grantors exclusively own all right, title and interest in and to the Copyrights, Patents, and Trademarks set forth in Schedule D, free and clear of any Liens, other than Liens permitted under Section 7.01 of the Credit Agreement;
(ii)    To each Grantor's Knowledge, no third party has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor that is material to the business of such Grantor;
(iii)    To each Grantor's Knowledge, no Grantor has infringed or misappropriated within the six (6) year period immediately preceding the date hereof or is currently infringing or misappropriating any Intellectual Property rights of any third party;
(iv)    There are no material pending, or written threatened infringement or misappropriation claims or proceedings pending against any Grantor, and to the extent any Grantor received written notice of such claim in the five (5) year period immediately preceding the date hereof, no such notice (or any claim referred to therein) remains unresolved as of the date hereof;
(v)    All registered Copyrights, registered Trademarks, and issued Patents set forth in Schedule D are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect;
(vi)    Each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material trade secrets owned by such Grantor, and to such Grantor's Knowledge no unauthorized disclosure of such material trade secrets has occurred;
(vii)    No Grantor has any ownership interest in any Copyright that is material to the operation of such Grantor's business, except for those Copyrights identified on Schedule D hereto which have been registered with the United States Copyright Office or the applicable Governmental Authority (provided that such disclosure on Schedule D does not reflect a representation by any Grantor that such Copyright is material to the operation of such Grantor's business).
3.11     Collateral Information.
(a)    The Orders and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties with the priority set forth in the Orders a valid, enforceable and perfected security interest in the Collateral, securing the payment of the Obligations.
(b)    Subject to the entry by the Bankruptcy Court of the Orders, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Security Agreement by such Grantor, (ii) the perfection

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or maintenance of the security interest created hereunder, or (iii) subject to the provisions of the Orders, the exercise by the Collateral Agent of its voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (w) for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (x) for those approvals, consents, exemptions, authorizations or other actions, notices or filings set forth on Schedule 5.03 to the Credit Agreement, in each case the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect or to the extent that such noncompliance is permitted by final order of the Bankruptcy Court, (y) any approvals, consents, exemptions, authorizations or other actions, notices or filings necessary or required under the Priority Lien Documents, and (z) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally.
(c)    None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal or foreign statute or other law except for (a) the property described in Schedule E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Schedule D. The street address of each property on which any Fixtures owned by any Grantor are located as of the Effective Date is set forth in Schedule F together with the name and address of the record owner of each such property.
3.12    Commercial Tort Claims. Each Grantor hereby represents and warrants that as of the date hereof it holds no Commercial Tort Claims other than those listed in Schedule H annexed hereto.
3.13    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except as permitted by Section 4.1(e).
3.14    Pledged Collateral.
(a)    Schedule G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Schedule G as being owned by it, free and clear of any Liens, except for Liens permitted by Section 7.01 of the Credit Agreement. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, and fully paid and non-assessable and (ii) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.
(b)    In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) except as set forth on Schedule I hereof, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) subject to the entry by the Bankruptcy Court of the Orders, no consent, approval, authorization, or other action by, and no giving of notice, or filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, except (w) for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (x) for those approvals,

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consents, exemptions, authorizations or other actions, notices or filings set forth on Schedule 5.03 to the Credit Agreement, in each case the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect or to the extent that such noncompliance is permitted by final order of the Bankruptcy Court, (y) any approvals, consents, exemptions, authorizations or other actions, notices or filings necessary or required under the Priority Lien Documents, and (z) as may be required under the Orders and/or in connection with such disposition by laws affecting the offering and sale of securities generally.
(c)    Except as set forth in Schedule G, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral that represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness (other than the Obligations and the “Obligations” as defined in the Senior Notes and the Existing Credit Agreement) or subject to the terms of an indenture.
3.15    Intentionally Omitted.
3.16    Payment of Taxes. Each Grantor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien which is a Lien permitted under Section 7.01 of the Credit Agreement.
3.17    Encumbered Property.
(a)    On the Petition Date, no Grantor owns any fee interest in real estate and, thus, no Grantor owns any asset that constitutes “Premises” or “Encumbered Property”.
(b)    Upon entry of the Orders, each Grantor has good, marketable, insurable, indefeasible, fee simple title to the Land and Improvements owned by such Grantor, subject to Permitted Encumbrances. Each Grantor has good and marketable title to or valid leasehold interests in all of the other Encumbered Property held by such Grantor.
(c)    Each Grantor has good and lawful right and full power and authority to encumber or grant a security interest in the Encumbered Property held by such Grantor. The possession of the Encumbered Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of such Grantor’s knowledge. Each Grantor will forever warrant, defend and preserve its title to the Encumbered Property, the rights of the Secured Parties therein under the Collateral Documents and the validity and priority of the Lien of the Collateral Documents thereon against the claims of all persons and parties except those having rights under the Permitted Encumbrances to the extent of those rights.
(d)    The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of the relevant Grantor to perform its obligations hereunder and the other Loan Documents to which it is a party or (ii) the use of the Encumbered Property for the use currently being made thereof, the operation of the Encumbered Property as currently being operated or the value of the Encumbered Property.
(e)    The Encumbered Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Encumbered Property as presently used and enjoyed are located in the public right-of-way abutting the Encumbered Property, and all such utilities are connected so as to serve the Encumbered Property without passing over other property. All roads necessary for the full utilization of the Encumbered Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Encumbered Property.

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(f)    Each Premises consists of a single tax lot or multiple tax lots, no portion of said tax lot(s) covers property other than the Premises or a portion of the Premises and no portion of the Premises lies in any other tax lot. Each Premises consists of one or more legally subdivided lots.
(g)    There are no pending or, to the knowledge of the Grantors, proposed special or other assessments for public improvements or otherwise affecting the Encumbered Property, nor, to the knowledge of the Grantor, are there any contemplated improvements to the Encumbered Property that may result in such special or other assessments.
(h)    To the best of the Grantors’ knowledge, except as disclosed on the current survey of the Premises delivered to the Collateral Agent prior to the date hereof, none of the Improvements on the Land are located in a flood hazard area as defined by the Director of the Federal Emergency Management Agency.
(i)    No Premises is subject to any Leases other than the Leases described in Schedule L. No tenant, person, party, firm, corporation or other entity has an option to purchase the Encumbered Property, any portion thereof or any interest therein.
(j)    The Encumbered Property has not been damaged by fire, water, wind or other cause of loss, or any previous damage to the Encumbered Property has been fully restored. No part of any property subject to the Collateral Documents has been taken in condemnation or other like proceeding nor, to the Grantors’ knowledge, is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Encumbered Property.
ARTICLE IV
COVENANTS
From the date of this Security Agreement, and thereafter until this Security Agreement is terminated in accordance with the provisions hereof, each Grantor agrees that:
4.1    General.
(a)    Collateral Records. Such Grantor will maintain complete and accurate books and records in all material respects with respect to the Collateral owned by it, and furnish to the Collateral Agent, with sufficient copies for the Secured Parties (to the extent such copies are requested by the Collateral Agent), such reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request.
(b)    Perfection and Priority. Upon entry of the Orders by the Bankruptcy Court and after giving effect to the Orders, the Collateral Agent for the benefit of the respective Secured Parties shall have legal, valid and enforceable perfected Liens having the priority specified in the Orders on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral and the proceeds thereof.
(c)    Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments and documents, and take all further action that may be reasonably necessary or reasonably desirable or that the Collateral Agent may reasonably require from time to time, in order to perfect and maintain the validity, effectiveness

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and priority of any of the Loan Documents and any of the Liens intended to be created thereunder and assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument or document executed in connection with any Loan Document to which any Grantor or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, including to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each such Grantor will, if so reasonably requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take any and all commercially reasonable actions necessary to defend title to any material portion of the Collateral against all persons and to defend the Liens of the Collateral Agent in any material portion of the Collateral and the priority thereof against any Lien not expressly permitted hereunder.
(d)    Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to the Credit Agreement.
(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (x) in the case of the Encumbered Property, the Permitted Encumbrances and (y) in the case of all other Collateral, Liens permitted by Section 7.01 of the Credit Agreement.
(f)    Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except to perfect the lien securing the obligations under the Senior Notes and the Existing Credit Agreement.
(g)    Locations. Such Grantor will not (i) move any Collateral owned by it from any location listed on Schedule A (other than to any other location listed on Schedule A, Collateral in transit or held for repair or in connection with any sale or other disposition of such Collateral permitted by the Credit Agreement) or add to such locations without (x) providing at least thirty days' prior written notice to Collateral Agent of such change or addition (or such shorter period of time to which Collateral Agent may agree in writing in advance) and (y) obtaining a collateral access agreement for each such location to the extent required under the Credit Agreement, or (iii) change its principal place of business or chief executive office from the location identified on Schedule A, other than as permitted by Section 4.15. Other than in the ordinary course of business, none of the Grantors shall move any Equipment or Inventory to any location outside the continental United States.
(h)    Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.
(i)    Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

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(j)    Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, in connection with this Security Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules hereto constitutes all of the property of such type of Collateral owned or held by the Grantors (which is required to be scheduled).
(k)    No Further Actions. Notwithstanding Sections 4.1(c), 4.1(i), 4.2(b), 4.6 and 4.16, and any other provision hereof, except for the Orders, no filing with any Governmental Authority, delivery of possessory collateral, establishment of “control” or other action shall be required with respect to perfection of the Liens under this Security Agreement; provided that the Grantors shall make such filings and take such other action as the Backstop DIP Lenders may reasonably request, subject to the cooperation of the Collateral Trustee, if required.
4.2    Receivables.
(a)    Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory or providing of services in accordance with its present policies and in the ordinary course of business.
(b)    Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other comparable writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or Receivables or the Collateral Agent’s security interest therein without the consent of any Grantor.
(c)    Except as otherwise provided in this Security Agreement, such Grantor will use commercially reasonable efforts to collect and enforce, as and when due in the ordinary course of business and consistent with prudent business practice, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.
(d)    Such Grantor will deliver to the Collateral Agent immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Receivable owned by it bearing such language of assignment as the Collateral Agent shall specify.
4.3    Equipment. Such Grantor shall not permit any material Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien.
4.4    Encumbered Property.
(a)    Except in the ordinary course of business or as otherwise permitted in the Credit Agreement, no Improvements will be altered in any material respect or demolished or removed in whole or

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in part by the Grantors without the prior written consent of the Collateral Agent. No Personal Property shall be removed by the Grantors, except that the Grantors shall have the right to remove and dispose of, free of the Lien of the Collateral Documents, such Personal Property as may, from time to time, become worn out or obsolete in the normal course of business. The Grantors will maintain and keep the Encumbered Property in good condition and repair, reasonable wear and tear and damage by casualty excepted, and will not commit any waste on the Encumbered Property or make any alteration to, or change in the use of, the Encumbered Property that will materially diminish the utility thereof for the operation of the business conducted thereon or increase the risk of fire or other hazard and in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to the Credit Agreement. Subject to the terms of the Credit Agreement, the Grantors shall promptly repair, replace or rebuild any part of the Encumbered Property that becomes damaged or worn.
(b)    To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, each Grantor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Improvements either at the Encumbered Property or in a particular office at the headquarters of such Grantor to which the Collateral Agent shall have access upon reasonable advance notice. The Mortgagor shall promptly notify the Mortgagee of any proposed zoning reclassification, variance, conditional or special use permit, subdivision plat or annexation affecting the Land. Each Grantor shall at all times comply in all material respects with, and is currently in compliance in all material respects with, all of its obligations under all recorded restrictions, conditions, easements and covenants (“Restrictive Covenants”) encumbering the Land and shall duly enforce its rights under all Restrictive Covenants encumbering other property for the benefit of the Premises. If any Grantor receives any notice (whether oral or written) that any Restrictive Covenant has been violated, then such Grantor shall promptly notify the Collateral Agent and take such steps as the Collateral Agent may reasonably require to correct such violation.
4.5    Intentionally Omitted.
4.6    Pledged Collateral.
(a)    Changes in Capital Structure of Issuers. Except as permitted by the Credit Agreement, such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it and which is a Subsidiary of Parent to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.
(b)    Issuance of Additional Securities. Except as permitted by the Credit Agreement, such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it and which is a Subsidiary of Parent to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.
(c)    Registration of Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Collateral Agent or the Required Lenders.
(d)    Exercise of Rights in Pledged Collateral.
(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral

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owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Documents; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing in any material respect the rights of the Collateral Agent in respect of such Pledged Collateral (or any other Collateral) or which could reasonably be expected to have a Material Adverse Effect.
(ii)    Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, with notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.
(iii)    So long as no Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments, except to the extent permitted by the Credit Agreement (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and
(iv)    Except to the extent permitted by the Credit Agreement, all Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement) in each case, to the extent that the Collateral Agent requires the Pledged Collateral to be delivered to it hereunder.
4.7    Intellectual Property.
(a)    Subject to Article II hereof, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any Intellectual Property Licenses held by such Grantor and to enforce the security interests granted thereunder.
(b)    Such Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to such Grantor's business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any Patent, Trademark or Copyright material to its business, its right to register the same, or to keep and maintain the same.

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(c)    In no event shall any Grantor either directly or through any employee, licensee or designee, file any application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prior written notice thereof.
(d)    Upon request of the Collateral Agent, such Grantor shall execute and deliver any and all security agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent's valid and perfected security interest (with the priority set forth in the Orders) on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.
(e)    Such Grantor shall take all actions reasonably necessary or reasonably requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing) material to its business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary to the operation of such Grantor's business.
(f)    Should such Grantor obtain an ownership interest in any Intellectual Property that is not on the date hereof a part of the Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Security Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Security Agreement with respect thereto. Each Grantor shall give prompt written notice to the Collateral Agent identifying the After Acquired Intellectual Property.
(g)    Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.
(h)    Each Grantor shall take actions reasonably necessary, as determined in such Grantor's reasonable business discretion, to protect the confidentiality of the Intellectual Property that is material to its business, which Intellectual Property derives its value, either in whole or in part, from being kept confidential.
4.8    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value, together with all other Commercial Tort Claims of all Grantors in which Collateral Agent does not have a security interest, in excess of $100,000 in the aggregate, such Grantor shall promptly, notify the Collateral Agent in writing, of the brief details thereof and, upon Collateral Agent’s direction, grant to the Collateral Agent in such writing signed by such Grantor a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
4.9    Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit having a face amount of $500,000 or more, it shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Collateral Agent thereof.

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4.10    Federal, State or Municipal Claims. Such Grantor will promptly notify the Collateral Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.
4.11    Intentionally Omitted.
4.12    Insurance.
(a)    Each Grantor shall maintain all insurance policies required by Section 6.07 of the Credit Agreement. All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies shall be delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section and the Credit Agreement, the Collateral Agent may obtain such insurance at the Company's expense.
(b)    Upon the request of the Collateral Agent, the Company and the other Grantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers.
4.13    Intentionally Omitted.
4.14    Intentionally Omitted.
4.15    Change of Name or Location; Change of Fiscal Year. Except as permitted by the Credit Agreement, such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate headquarters or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least thirty days prior written notice of such change and any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Secured Parties, in any Collateral), provided that, any new location shall be in the continental United States. Such Grantor shall not change its fiscal year which currently ends on December 31.
4.16    Assigned Contracts. Such Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Assigned Contract held by such Grantor and material to its business and to enforce the security interests granted hereunder. Such Grantor shall fully perform all of its obligations under each of its Assigned Contracts material to its business, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that such Grantor shall not take any action or fail to take any action with respect to Assigned Contracts material to such Grantor's business which would cause the termination of such Assigned Contract. Such Grantor shall diligently use commercially reasonable efforts to pursue any right to indemnification under any Assigned Contract material to its business and, upon the request of the Collateral Agent, shall report to the Collateral Agent on all material developments with respect thereto. Upon the occurrence of and during the continuance of an Event of Default, the Collateral Agent may, and at the direction of the Backstop DIP Lenders shall, directly enforce such right in its own or such Grantor's name and may enter into such settlements or other agreements with respect thereto as the Collateral Agent or the Backstop DIP Lenders, as applicable, shall determine. Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties

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and obligations under its Assigned Contracts, and the Collateral Agent's or any Secured Party's exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither the Collateral Agent nor any Secured Party shall be obligated to perform or fulfill any of such Grantor's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.
ARTICLE V
REMEDIES
5.1    Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the direction of the Backstop DIP Lenders exercise any or all of the following rights and remedies:
(i)    those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document (with the priority specified in the Orders); provided that, this Section 5.1 shall not be understood to limit any rights or remedies otherwise available to the Collateral Agent and the Secured Parties prior to an Event of Default;
(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien and any real estate statutes applicable to the Encumbered Property) when a debtor is in default under a security agreement;
(iii)    those rights and remedies provided in the Orders;
(iv)    without notice (except as specifically provided in Section 8.1 or elsewhere herein or notice to bailees and landlords to the extent necessary to obtain access to the premises where such Collateral may be located), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process but in compliance with applicable law) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as may be commercially reasonable and/or remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;
(v)    demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other

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modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;
(vi)    sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation; and
(vii)    concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.
(b)    The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)    The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
(d)    Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems reasonably appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed reasonably appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent's remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e)    Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Equity Interests that constitute Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral

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Agent shall be under no obligation to delay a sale of any of the Equity Interests that constitute Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of such Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
5.2    Grantor's Obligations Upon an Event of Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
(a)    assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor's premises or elsewhere;
(b)    permit the Collateral Agent, by the Collateral Agent's representatives and agents, to enter, occupy and use any premises (subject to the rights of bailees and landlords with respect to such premises) where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
(c)    to the extent commercially reasonable, prepare and file, or cause an issuer of any Equity Interests that constitute Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with such Pledged Collateral as the Collateral Agent may reasonably request, all in form and substance reasonably satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may reasonably specify;
(d)    to the extent commercially reasonable, take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and
(e)    at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent and each Secured Party, at any time, and from time to time, promptly upon the Collateral Agent's request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
5.3    Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patents, Trademarks, Copyrights or other intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased the Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Security Agreement or the other Loan Documents (including the Orders), may sell Inventory which bears any

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Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor, in each case, subject to such licenses and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. Further, if any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.
5.4     Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension, homestead exemption or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article V in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.
5.5     Certain Sales of Collateral.
(a)    Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
(b)    If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the applicable Grantor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
5.6     No Waiver; Cumulative Remedies.
(a)    No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or

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guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.
(b)    In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Grantors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions’ and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
6.1    Account Verification. The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default, in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent's reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
6.2    Authorization for Secured Party to Take Certain Action.
(a)    Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in Article VII, (vi) to discharge past due Taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor's name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor's rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to

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change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor shall reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement or any other Loan Document.
(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Sections 6.2(a)(i), (iii) and (iv), it shall not exercise any power or authority granted to it under this Section 6.2 unless an Event of Default has occurred and is continuing.
6.3    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR COLLATERAL AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.
6.4    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.15. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARTNERS, ADVISORS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
APPLICATION OF PROCEEDS

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After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable and documented legal costs and reasonable attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any sale, disposition, collection or other realization of or on any of the Collateral following the occurrence and during the continuance of an Event of Default shall be applied to the payment of the Obligations by the Collateral Agent in accordance with the terms of Section 9.03 of the Credit Agreement. In the event the proceeds of any sale, lease, disposition, collection or other realization of or on any of the Collateral are insufficient to pay all the Obligations in full, the Grantors will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement and the costs and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, Attorney Costs and reasonable fees, expenses and disbursements in accordance with Section 11.04 of the Credit Agreement.
ARTICLE VIII
GENERAL PROVISIONS
8.1    Waivers. Any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made; provided that no notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the bad faith, gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement or any other Loan Document (including the Orders), or otherwise. Except as otherwise specifically provided herein or in the Credit Agreement or any other Loan Document, each Grantor hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, other than the defense of payment or fraud.
8.2    Limitation on Collateral Agent's and Secured Parties' Duty with Respect to the Collateral. Except as otherwise required by law, the Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except for custody, safe keeping and physical preservation of the Collateral. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected

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or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
8.3    Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.
8.4    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the other Security Documents and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors' obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.
8.5    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(c), 4.1(d), 4.1(e), 4.1(i), 4.2(b), 4.2(c), 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.15, 4.16 or 8.6 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security

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Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
8.6    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.
8.7    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Collateral Agent with the concurrence or at the direction of the Secured Parties required under Section 11.01 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Obligations (other than contingent indemnification obligations that have not been asserted) have been paid in full and the Commitments and the Credit Agreement have been terminated.
8.8    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
8.9    Indemnification; Expenses.
(a)    Without limiting the provisions of Section 11.05 of the Credit Agreement, each Grantor shall indemnify, defend and save each Secured Party and each of its Affiliates and their respective officers, directors, employees, agents, partners and advisors (each, an “Indemnified Party”) from, and hold harmless each Indemnified Party against, and shall pay on written demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, Attorneys Costs (which, prior to the occurrence and continuation of an Event of Default, shall be limited to one counsel for the Lenders (collectively) and one counsel to the Collateral Agent and the other Agents (collectively) (and one local counsel for the Lenders (collectively) and one local counsel to the Collateral Agent and the other Agents (collectively) in each applicable jurisdiction and, in the event of any actual conflict of interest, one additional counsel to each of the affected parties)) for any Indemnified Party) incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

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(b)    Without limiting the provisions of Section 11.04 of the Credit Agreement, each Grantor will upon demand pay to the Collateral Agent the amount of Attorney Costs (which, prior to the occurrence and continuation of an Event of Default, shall be limited to one counsel for the Lenders (collectively) and one counsel to the Collateral Agent and the other Agents (collectively) (and one local counsel for the Lenders (collectively) and one local counsel to the Collateral Agent and the other Agents (collectively) in each applicable jurisdiction and, in the event of any actual conflict of interest, one additional counsel to each of the affected parties)) and any and all other reasonable expenses, including, without limitation, the reasonable fees and expenses of any other experts and agents, that the Collateral Agent may incur in connection with (i) the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the enforcement of this Security Agreement or the exercise, enforcement or protection of the rights of the Collateral Agent or the other Secured Parties hereunder and (iv) the Chapter 11 Cases.
8.10    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.11    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Secured Parties. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder.
8.12    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
8.13    Taxes and Grantor Expenses. Any Taxes (including income Taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
8.14    Headings. The title of and Section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.15    Termination; Release.
(a)    When all the Obligations (other than (A) obligations under Secured Hedge Agreements and Cash Management Obligations not yet due and payable, in each case which have been cash

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collateralized or backstopped by letters of credit, as the case may be, in a manner satisfactory to the applicable Secured Parties and (B) contingent indemnification obligations not yet accrued and payable) have been paid in full and the Aggregate Commitments shall have expired or been sooner terminated in accordance with the provisions of the Credit Agreement and the Orders, any Lien granted or held by the Collateral Agent under any Loan Document for the benefit of the Secured Parties shall be automatically released and this Security Agreement shall terminate. Upon termination of this Security Agreement in accordance with this Section, the Collateral shall be released from the Lien of this Security Agreement.
(b)    Any Lien on any property granted to or held by the Collateral Agent under this Security Agreement for the benefit of the Secured Parties shall be automatically released (i) upon the sale, lease, transfer or other disposition of such property (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Grantor that owns such property) in accordance with the terms of the Loan Documents and the Orders, (ii) subject to Section 11.01 of the Credit Agreement, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders and the Bankruptcy Court, or (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 10.11(b) of the Credit Agreement.
(c)    Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the reasonable request and at the sole cost and expense of the Grantors, assign, transfer and deliver to Grantor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases, if applicable) acknowledging the termination hereof or the release of such Collateral, as the case may be.
8.16    Continuing Security Interest Assignment. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns. No other persons (including any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Security Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.
8.17    Entire Agreement. This Security Agreement, the Credit Agreement, and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Grantors and the Collateral Agent relating to the subject matter hereof and thereof.
8.18    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. SECTIONS 11.14 AND 11.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.
8.19     No Credit for Payment of Taxes or Imposition. Such Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Grantor

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shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.
8.20     No Release. Nothing set forth in this Security Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this Section 8.20 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Security Agreement, the Credit Agreement and the other Loan Documents.
8.21     Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;
(b)    any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;
(d)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of any Grantor.
8.22    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopier (or other electronic transmission) shall be effective as delivery of an original executed counterpart of this Security Agreement.
ARTICLE IX
NOTICES
Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 11.02 of the Credit Agreement.

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[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.
GRANTORS:
GEOKINETICS HOLDINGS USA, INC.

By: ____________________________________
Name:
Title:

GEOKINETICS INC.

By: ____________________________________
Name:
Title:

ADVANCED SEISMIC TECHNOLOGY, INC.

By: ____________________________________
Name:
Title:

GEOKINETICS ACQUISITION COMPANY

By: ____________________________________
Name:
Title:

GEOKINETICS MANAGEMENT, INC.

By: ____________________________________
Name:
Title:

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GEOKINETICS PROCESSING, INC.

By: ____________________________________
Name:
Title:

GEOKINETICS SERVICES CORP.

By: ____________________________________
Name:
Title:

GEOKINETICS USA, INC.

By: ____________________________________
Name:
Title:

GEOKINETICS INTERNATIONAL HOLDINGS, INC.

By: ____________________________________
Name:
Title:

GEOKINETICS INTERNATIONAL, INC.

By: ____________________________________
Name:
Title:

[Signature Page for Pledge and Security Agreement]

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COLLATERAL AGENT:
CANTOR FITZGERALD SECURITIES,
as Collateral Agent

By: ____________________________________
Name:
Title:

[Signature Page for Pledge and Security Agreement]

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